Exhibit 23.2

                        [LETTERHEAD OF RP FINANCIAL, LC.]


                                  May 14, 1998




Board of Directors
The 1855 Bancorp
791 Purchase Street
New Bedford, Massachusetts  02740-2101

Gentlemen:

         We hereby consent to the use of our firm's name incorporated by reference in the Registration Statement on Form S-1 of The 1855 Bancorp ("1855 Bancorp") and any amendments thereto filed by 1855 Bancorp with the Securities and Exchange Commission in order to effect 1855 Bancorp's conversion from a mutual holding company form to a stock holding company form and related offering for sale of shares of its common stock. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights prepared by us and incorporated by reference in such filing.

                                                     Respectfully submitted,

                                                     RP FINANCIAL, LC.


                                                     /s/ Ronald S. Riggins

                                                     Ronald S. Riggins
                                                     President